SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2002

                                      Exact Name of
          Commission                   Registrant                  State or other                IRS Employer
             File                    as specified in              Jurisdiction of                Identification
            Number                     its charter                 Incorporation                    Number
        _____________                 _____________                _____________                 _____________
          333-66032            PG&E National Energy Group,            Delaware                    94-3316236
                                          Inc.

PG&E National Energy Group, Inc.
7600 Wisconsin Avenue
(mailing address: 7500 Old Georgetown Road)
Bethesda, Maryland 20814
(Address of principal executive offices) (Zip Code)

(301) 280-6800
(Registrant's telephone number, including area code)

Item 5.   Other Events

           On April 17, 2002, Moody’s Investors Service (Moody’s), a major credit rating agency, announced that it had changed the rating outlook on the senior unsecured debt securities of PG&E National Energy Group, Inc. (NEG), a subsidiary of PG&E Corporation, to negative from stable. The debt securities continue to be rated Baa2. Moody’s stated that the change in outlook reflects “the growing reliance on less predictable cash flows coupled with the weak marketplace for merchant generation.”

           Although Moody’s noted NEG’s predictable cash flows provided by its subsidiaries, PG&E Gas Transmission, Northwest and USGen New England, Inc., and from a portfolio of contracted power projects, Moody’s stated that future cash flows will become more dependent upon margins derived from the merchant electric power market and that the prospect for a healthy electric merchant market has weakened.

           Moody’s also noted that NEG has secured funding under a bank credit facility to complete its construction program, has materially slowed down future commitments for power projects, and that liquidity appears to be adequate as NEG maintains ample cash balances at its trading company subsidiary, PG&E Energy Trading Holdings Corporation, as well as access to a $1.25 billion credit facility for working capital requirements. Moody’s stated that notwithstanding these initiatives by management, “rating pressure could surface as expected cash margins from the merchant energy market is likely to be weak due to the amount of generating capacity expected to be completed over the next three years.” Finally, Moody’s noted that “additional rating pressure could occur should NEG need to raise additional capital given the parent’s [PG&E Corporation] challenge of raising equity capital due to the April 2001 bankruptcy filing by affiliate, Pacific Gas and Electric Company.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                                                                                                                    PG&E NATIONAL ENERGY GROUP, INC.

                                                                                                                    By: ______________________________________
                                                                                                                           Name:   Thomas F. Legro
                                                                                                                           Title:     Vice President and Chief Accounting Officer

Dated: April 19, 2002